                                 Exhibit 10.10
                                 -------------

                          Amended Employment Agreement
                          ----------------------------

Imax (the "Company") and Executive subject to Section 5(e) here, agree to cancel the last year of the term of employment of the Executive's employment agreement dated July 1, 1998 ("Original Employment Contract") and extend the employment term for three additional years with the new term from July 1, 2000 to June 30, 2003 (the "Amended Contract") on the same terms and conditions as set out in the Original Employment Contract, except as specified below. Terms used herein and not defined herein shall have the meanings assigned to them in the Original Employment Contract.

1.  Cash Compensation - As set out in the Original Employment Contract.
    -----------------

2.  Additional Option Grants - The Company agrees to issue Executive 800,000
    ------------------------
    ten-year options at a strike price equal to the closing price on the day the Board approves this agreement. Except as provided below, options will vest 1/3 on January 1, 2001, 1/3 on July 1, 2001, and 1/3 on July 1, 2002.

3.  Restricted Stock Grant - The Company agrees to issue 180,000 restricted
    ----------------------
    shares (or their Phantom Stock equivalent) to Executive on the day the Board approves this agreement. Except as provided below, restricted stock will vest 1/3 on January 1, 2001, 1/3 on July 1, 2001, and 1/3 on July 1, 2002.

4. Should any required regulatory or shareholder approvals with respect to the granting of the options or restricted stock not be obtained by the Company, the Company shall make such adjustments to the Executive's compensation hereunder as will put the Executive in the same after-tax financial position as he would have been if such approvals had been received.

5.  Change of Control Provisions
    ----------------------------
    (a) In the event of a Change of Control (without regard of any subsequent event) there will be accelerated vesting of the Executive's stock options and restricted stock.

    (b)  In the event of a Change Of Control and subsequent termination (or
                                             ---
         constructive termination) of the Executive there will be an acceleration (without any discount to present value) of the cash component of Executive's compensation under the Amended Contract (and the Original Employment Agreement if the renewal term has not yet commenced) equal to the number of years left on the Executive's agreements (including a fraction thereof) times the total cash
                                                             -----
         compensation of the Executive for the full (i.e., 12 month) fiscal year preceding termination.

    (c) If there is a Change of Control by way of stock merger the options will vest (as set out in 5(a) directly above) and be converted at the stock merger conversion ratio into options of the acquiring company (if it is public) or a cash-out of the options (if it is not public).

    (d) A change of control is defined as any person or persons acting in concert acquiring beneficial ownership of greater than 50% of the outstanding common shares of the Company, whether by direct or indirect acquisition or as a result of a merger or reorganization or a sale of all or substantially all of the Company's assets and will not include sale of the WP block to one or more third parties.

    (e) If there is no Change of Control by 12/31/00, the contract extension component of this Amended Contract shall become void but the options and restricted stock grants included in this Amended Contract become fully vested upon the earlier of a Change of Control subsequent to 12/31/00, termination, non-renewal, constructive termination or 6/30/01. In addition, if there is no change of Control by 12/31/00, the term of the Original Employment Agreement shall be reinstated whereby Executive shall continue to render services to Company until 6/30/01.

6.  Voluntary Resignation, Termination, Etc.
    ----------------------------------------
    (a) If the Executive shall voluntarily resign, all unvested options and restricted stock shall be cancelled immediately and all vested options shall remain exercisable for the duration of their original term.

    (b) If the Executive shall be terminated without cause all unvested stock options, restricted stock and cash compensation (salary and bonus without any discount to present value as described in section 5(b) above) shall immediately vest and become due.

    (c) If the Executive shall be terminated for Cause all unvested options and unvested restricted stock (including those granted pursuant to previous employment agreements between Company and Executive) shall be cancelled immediately and all of the Executive's options and restricted stock must be exercised within 90 days of termination, after which date they shall be cancelled.

7.  Retirement and Long Term Health Coverage
    ------------------------------------------

    (a) The Company agrees to create a retirement plan for the Executive as set out in Exhibit 1.

    (b) Company agrees to maintain retiree health benefits for Executive upon termination of the Executive's employment equal to the benefits provided for active employees until the Executive becomes eligible for Medicare and, thereafter, Medicare supplement coverage selected by Executive.

 8.  Restrictions on Competitive Employment - As agreed upon in the Original
     --------------------------------------
     Employment Contract; however, the term of the Non-Compete shall be extended to four (4) years beyond termination of employment.

 9.  Consultancy - At the end of Executive's employment (for whatever reason),
     -----------
     Executive agrees to consult with Company for a period of three years on such issues and items as requested by Company, including but not limited to theater signings, management issues, film strategy issues, technological issues and/or issues with respect to management transition subject to the Executive's other commitments.

10.  Incorporation by Reference - All clauses in the Original Employment
     --------------------------
     Contract will remain in full force and effect unless specifically amended in this agreement. In the event of any conflict between the Original Employment Contract and the Amended Contract, the Amended Contract shall prevail.

11.  Arbitration - All disputes under this agreement shall be subject to binding
     -----------
     arbitration under the AAA rules and Company shall be required to cover Executive's legal costs and the cost of arbitration.

12. Long Form Agreement - Until such time as this agreement is superseded by a long form agreement, it will represent the binding agreement for both parties.


Bradley J. Wechsler                       Imax Corporation


---------------------------------------   -------------------------------------



---------------------------------------   -------------------------------------
Date

EXHIBIT 1
---------

                              SERP Benefit Summary
                                 Brad Wechsler
                                Imax Corporation

Retirement Age - Age 55
--------------

SERP Benefit - Retirement and Survivor Benefits
------------

Retirement Benefit - 73.5% of final five-year average full cash compensation
------------------
(including bonus)

Survivor Benefit - 100% of Retirement Benefit
----------------

Death Benefit - Survivor Benefit
-------------

Disability Benefit - SERP Benefit
------------------

Severance Benefits -
------------------

               Change of Control - SERP Benefit

               Termination - SERP Benefit

               Resignation - SERP Benefit, according to the
                              Following Vesting Schedule:
                                  50% vested, plus 50% spread over the
                                  remaining working years to age 55

               For Cause - Loss of Benefits

Cost of Living Adjustment - Applies to the Retirement and Survivor Benefits
-------------------------
                             At a rate according to the published Cost of Living Tables
                             (For illustrative purposes at 3.0% per annum)